Exhibit 99.1

Skillsoft Reports Financial Results for the First Quarter of Fiscal 2026

●	Solid financial results and strategy execution despite macroeconomic uncertainty
●	Third consecutive quarter of growth for our TDS segment
●	Continued strong growth in Adjusted EBITDA* and margin expansion
●	Strong free cash flow performance for the quarter
●	Reaffirmed financial outlook for the full fiscal year

BOSTON – June 9, 2025 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft”, “we”, “us”, or “our”), the platform that empowers organizations and learners to unlock their full potential, today announced its financial results for the first quarter of fiscal 2026 ended April 30, 2025.

Fiscal 2026 First Quarter Select Metrics and Financial Measures (1) *

●	Total Revenue of $124 million down 3% from the prior year.
●	Talent Development Solutions ("TDS") Revenue of $99 million up 1% from the prior year.
●	Global Knowledge ("GK") Revenue of $25 million down 16% from the prior year.
●	GAAP Net Loss of $38 million compared to GAAP Net Loss of $28 million in the prior year. GAAP Net Loss per share of $4.57 compared to GAAP Net Loss per share of $3.42 in the prior year.
●	Adjusted EBITDA of $22 million, reflecting a margin of 18% of Revenue, compared to $19 million and 15%, respectively, in the prior year.
●	Free Cash Flow of $26 million compared to $10 million in the prior year.

“We are pleased to have delivered first quarter results in line with expectations despite a challenging economic environment, particularly a softening of discretionary spending which disproportionately impacts our Global Knowledge business segment,” said Ron Hovsepian, Skillsoft’s Executive Chair and Chief Executive Officer. “This performance reflects the strength of our strategy, which is designed to return the company to at or above market growth rates. The multi-quarter growth we are seeing in TDS, our largest business segment, reinforces our confidence in our ability to achieve top line growth this year.”

Fiscal 2026 First Quarter Business Highlights (1) *

●	Our TDS segment has now achieved three consecutive quarters of revenue growth.
●	GK has seen growth in the non-U.S. public sector and also has a strong pipeline.
●	Skillsoft CAISY™, our award-winning AI-powered coach, is now available for learners in over 40 languages.
●

Recognized as “Most Dedicated to Employee Growth” in this year’s Digiday WorkLife Awards, highlighting Skillsoft's commitment to employee development and career growth, with a particular focus on helping its workforce build artificial intelligence (AI) literacy to better understand, evaluate, and use AI technologies.

“We delivered continued improvement in profitability and free cash flow despite heightened macroeconomic volatility,” said John Frederick, Skillsoft’s Chief Financial Officer. “Based on our current view of the market, we are reaffirming our fiscal 2026 outlook which calls for both revenue and Adjusted EBITDA growth. We are pleased by our strong free cash flow in the quarter which was largely driven by seasonal changes in working capital. Conversely, we anticipate the second quarter to be our lowest free cash flow quarter as working capital normalizes. We remain on track to meet our prior free cash flow expectations for the full year.”

Full-Year Fiscal 2026 Financial Outlook *

The following table reflects Skillsoft’s financial outlook for the fiscal year ending January 31, 2026, based on current market conditions, expectations, and assumptions:

GAAP Revenue	$530 million – $545 million
Adjusted EBITDA	$112 million – $118 million

*

Denotes a non-GAAP financial measure. See “Non-GAAP Financial Measures and Key Performance Metric” below for the definitions of these and other non-GAAP financial measures included in this press release, how they are calculated, and the rationale for their use. A reconciliation of historical non-GAAP financial measures to the most directly-comparable GAAP financial measures is provided in the tables at the back of this press release. We do not provide quantitative reconciliations for forward-looking non-GAAP financial measures, as we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. See “Non-GAAP Financial Measures and Key Performance Metrics” below for further detail.

(1)

Skillsoft has two operating and reportable segments: TDS (formerly referred to as Content & Platform) and GK (formerly referred to as Instructor-Led Training). Segment performance is evaluated based on segment revenue, segment (“business unit”) contribution profit and segment (“business unit”) contribution margin (segment contribution profit as a percentage of segment revenue). In the fourth quarter of the fiscal year ended January 31, 2025, the Company made changes to the components used to determine segment results to increase transparency and improve segment comparability to peers. All prior period comparatives have been recast to conform to the current presentation. See note 20 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, and “Non-GAAP Financial Measures and Key Performance Metric” below for further detail.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event and presentation materials can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available on the same site for six months. The information contained on or accessible through our website is not incorporated by reference into, and does not form part of, this release.

About Skillsoft

Skillsoft (NYSE: SKIL) empowers organizations and learners to unlock their full potential by delivering personalized, interactive learning experiences and enterprise-ready solutions. Powered by AI and strengthened by a broad ecosystem of partners, the Skillsoft platform helps customers solve some of today’s most complex business challenges including bridging skill gaps, improving talent retention, driving digital transformation, and future-proofing the workforce. Skillsoft is the talent development partner of choice for thousands of organizations – including 60% of the Fortune 1000 – and serves a global community of more than 95 million learners. For more information, visit skillsoft.com.

Non-GAAP Financial Measures And Key Performance Metrics

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. In addition, management uses these non-GAAP financial measures and key performance metrics to assess operating performance, financial leverage and the effective use and allocation of resources; to provide more normalized period-to-period comparisons of operating results; to enhance investors’ understanding of the core operating results of our business; and to set management incentive targets. We believe investors use both U.S. GAAP and non-GAAP financial measures, as well as key performance metrics to assess management's decisions associated with our priorities and capital allocation, as well as to analyze how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We disclose the non-GAAP financial measures and key performance metrics included in this press release because we believe that they provide meaningful supplemental information. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

The non-GAAP financial measures included in this press release are: adjusted net income (loss); adjusted net income (loss) per share; adjusted net income (loss) margin % (i.e., adjusted net income (loss) as a percentage of revenue); adjusted EBITDA; adjusted EBITDA margin % (i.e., adjusted EBITDA as a percentage of revenue); adjusted total operating expenses; adjusted contribution margin; business unit contribution profit; business unit contribution margin (i.e., business unit contribution profit as a percentage of business unit revenue); adjusted costs of revenues; adjusted content and software development expenses; adjusted selling and marketing expenses; adjusted general and administrative expenses; business unit costs of revenues, business unit content and software development expenses; free cash flow, adjusted free cash flow (levered), and adjusted net leverage.

We have provided at the back of this press release reconciliations of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures for the first quarters of fiscal years 2026 and 2025. We do not reconcile our forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Key Performance Metric

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Non-GAAP Financial Measures

The non-GAAP measures included in this press release are defined as follows:

●

Adjusted net income (loss) is defined as net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal cash operating expenses necessary for our business operations, and certain accounting income and/or expenses. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance, and consist of the following (including the related tax effects), when applicable to the periods presented:

○	Impairment charges – Non-cash goodwill and intangible impairment charges.
○	Amortization of acquired intangible assets – Non-cash amortization expense of finite-lived intangible assets recognized as a part of business combination accounting.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash.

○	Executive exit costs – Costs associated with the departure of executives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○

Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other assets when their carrying values are not recoverable.

Non-GAAP Financial Measures And Key Performance Metrics - continued

●

Adjusted EBITDA is defined as net income (loss) excluding (when applicable to the periods presented) the same exclusions set forth above for the determination of adjusted net income (loss) plus the additional exclusions set forth below. Management believes these exclusions  enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance. The additional exclusions are:

○	Amortization of intangible assets – Non-cash amortization expense for finite-lived intangible assets other than those recognized as a part of business combination accounting.
○	Depreciation expense – Non-cash depreciation expense for property and equipment assets.
○	Provision for (benefit from) income taxes – Current and deferred federal, state and foreign income tax expense (benefit).

●

Adjusted total operating expenses are defined as costs of revenues, content and software development expenses, selling and marketing expenses, and general and administrative expenses, in each case excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs, as applicable.

●	Adjusted contribution margin is defined as revenue less adjusted total operating expenses, divided by revenue for the same period.

●

Business unit contribution profit - Segment ("business unit") contribution profit is defined as business unit revenue, less business unit cost of revenues, business unit content and software development expenses, and business unit product research and management expenses.

●	Business unit contribution margin is defined as business unit contribution profit divided by business unit revenue for the same period.

●

Business unit cost of revenues is defined as cost of revenues attributable to the business unit, excluding, where applicable, depreciation expense, long-term incentive compensation expense, system migration costs, and transformation expenses.

●

Business unit content and software development expenses are defined as content and software development expenses attributable to the business unit, excluding, where applicable, depreciation, long-term incentive compensation, system migration costs, and transformation expenses.

●	Business unit product research and management expenses are defined as certain selling and marketing costs attributable to the business unit reflected in the business unit contribution profit.

●

Free cash flow is defined as net cash provided by (used in) operating activities less net purchases of property and equipment and internally developed software. Note that free cash flow does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●

Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact of the charges excluded in the determination of adjusted EBITDA. Note that adjusted free cash flow (levered) does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●	Free cash flow conversion is defined as free cash flow divided by adjusted EBITDA for the same period.

●

Adjusted net leverage is defined as current maturities of long-term debt, plus borrowings under accounts receivable facility, plus long-term debt, less cash and equivalents and restricted cash, divided by adjusted EBITDA for the preceding twelve-month period.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including our Full Year Fiscal 2026 Financial Outlook), our product development and planning, our pipeline, future capital expenditures, future share repurchases, anticipated financial results, the impact of regulatory changes, our current and evolving business strategies, including with respect to acquisitions and dispositions, demand for our services, our competitive position, the benefits of new initiatives, growth of our business and operations, the effectiveness of our products, the outcomes of litigation proceedings and claims, the state and future of skilling in the workplace, our ability to successfully implement our plans, strategies, objectives, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “contemplate,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probably,” or similar expressions, or employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations  in our Form 10‑K for the fiscal year ended January 31, 2025 (“2025 Form 10-K”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2025 Form 10-K, in this document and in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Industry and Market Data

Within this document, we may reference information and statistics regarding market share, industry data and our market position. Certain of this information has been obtained from various independent third-party sources, including independent industry publications, news reports, reports by market research firms and other independent sources. We believe that these external sources and estimates are reliable but have not independently verified them. In addition, certain of this information and statistics are based on our own internal surveys and assessments, which are developed in good faith using reasonable estimates. The information is based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors:

Ross Collins or Stephen Poe

SKIL@alpha-ir.com

Media:

Cameron Martin

cameron.martin@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and per share amounts)

	April 30, 2025	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$127,841	$100,766
Restricted cash	3,091	2,571
Accounts receivable, net of allowance for credit losses of approximately $269 and $501 as of April 30, 2025 and January 31, 2025, respectively	95,988	178,989
Prepaid expenses and other current assets	50,917	50,527
Total current assets	277,837	332,853
Goodwill	317,071	317,071
Intangible assets, net	401,967	427,221
Other assets	25,611	28,924
Total assets	$1,022,486	$1,106,069
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	1,000	1,000
Accounts payable	20,789	13,458
Accrued compensation	29,144	47,803
Accrued expenses and other current liabilities	23,790	26,022
Deferred revenue	243,788	282,295
Total current liabilities	324,915	376,982

Long-term debt	572,232	573,267
Deferred tax liabilities	41,042	42,039
Deferred revenue - non-current	1,170	1,656
Other long-term liabilities	20,478	18,279
Total long-term liabilities	634,922	635,241
Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 8,651,941 shares issued and 8,352,164 shares outstanding as of April 30, 2025, and 8,616,633 shares issued and 8,316,856 shares outstanding as of January 31, 2025	1	1
Additional paid-in capital	1,568,919	1,565,040
Accumulated (deficit)	(1,481,435)	(1,443,386)
Treasury stock, at cost - 299,777 as of April 30, 2025 and January 31, 2025	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	(13,945)	(16,918)
Total shareholders’ equity (deficit)	62,649	93,846
Total liabilities and shareholders’ equity (deficit)	$1,022,486	$1,106,069

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except number of shares and per share amounts)

	Three Months Ended April 30,
	2025	2024
Revenues:
Total revenues	$124,201	$127,793
Operating expenses:
Costs of revenues	32,247	34,471
Content and software development	14,102	15,506
Selling and marketing	39,609	42,292
General and administrative	22,952	25,309
Amortization of intangible assets	31,608	31,583
Acquisition and integration related costs	523	1,497
Restructuring	1,346	967
Total operating expenses	142,387	151,625
Operating income (loss)	(18,186)	(23,832)
Other income (expense), net	(2,446)	2,217
Fair value adjustment of interest rate swaps	(4,256)	7,746
Interest income	463	928
Interest expense	(14,396)	(16,278)
Income (loss) before provision for (benefit from) income taxes	(38,821)	(29,219)
Provision for (benefit from) income taxes	(772)	(1,583)
Net income (loss)	$(38,049)	$(27,636)

Net income (loss) per share:
Basic and diluted	$(4.57)	$(3.42)
Weighted average common share outstanding:
Basic and diluted	8,324,864	8,089,331

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(38,049)	$(27,636)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization expense of intangible assets	31,608	31,583
Stock-based compensation expense	4,081	7,153
Depreciation expense	447	760
Non-cash interest expense	566	536
Non-cash operating lease right-of-use asset expense	408	904
Provision for credit loss expense (recovery)	(232)	41
Provision for (benefit from) deferred income taxes – non-cash	(1,225)	(2,932)
Fair value adjustment of interest rate swaps	4,256	(7,746)
Changes in current assets and liabilities, net of effects from acquisitions:
Accounts receivable	86,559	74,826
Prepaid expenses and other assets, including long-term	1,243	(840)
Accounts payable	6,992	(1,107)
Accrued expenses and other liabilities, including long-term	(21,780)	(21,514)
Deferred revenue	(43,576)	(39,091)
Net cash provided by (used in) operating activities	31,298	14,937
Cash flows from investing activities:
Purchase of property and equipment	(515)	(153)
Internally developed software - capitalized costs	(4,619)	(4,364)
Net cash provided by (used in) investing activities	(5,134)	(4,517)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(352)	(82)
Proceeds from (payments on) accounts receivable facility	—	(2,569)
Principal payments on term loans	(1,601)	(1,601)
Net cash provided by (used in) financing activities	(1,953)	(4,252)
Effect of exchange rate changes on cash and cash equivalents	3,384	(3,087)
Net increase (decrease) in cash, cash equivalents and restricted cash	27,595	3,081
Cash, cash equivalents and restricted cash, beginning of period	103,337	146,523
Cash, cash equivalents and restricted cash, end of period	$130,932	$149,604
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$127,841	$142,020
Restricted cash	3,091	7,584
Cash, cash equivalents and restricted cash, end of period	$130,932	$149,604

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, number of shares and per share amounts, unaudited)

	Three Months Ended April 30,
	2025	2024
Revenues
Talent Development Solutions	$99,148	$98,075
Global Knowledge	25,053	29,718
Total revenues, as reported	$124,201	$127,793

Net income (loss), as reported	$(38,049)	$(27,636)

Amortization of acquired intangible assets (1)	28,792	29,868
Acquisition and integration related costs	523	1,497
Restructuring	1,346	967
Transformation costs	1,604	657
System migration costs	—	117
Long-term incentive compensation expenses	4,790	7,148
Fair value adjustment of interest rate swaps	4,256	(7,746)
Other (income) expense, net	2,446	(2,217)
Tax impact of adjustments	(3,229)	(3,042)
Adjusted net income (loss)	2,479	(387)

Interest expense, net	13,933	15,350
Expense (benefit from) income taxes, excluding tax impacts above	2,457	1,459
Depreciation	446	761
Amortization of capitalized internally developed software (1)	2,816	1,715
Adjusted EBITDA	$22,131	$18,898

Weighted average common shares outstanding:
Basic and diluted	8,324,864	8,089,331

Basic and diluted per share information:
Net income (loss) per share, as reported	$(4.57)	$(3.42)
Adjusted net income (loss) per share	$0.30	$(0.05)

Net income (loss) margin %	(30.6)%	(21.6)%
Amortization of acquired intangible assets (1)	23.1%	23.3%
Acquisition and integration related costs	0.4%	1.2%
Restructuring	1.1%	0.8%
Transformation costs	1.3%	0.5%
System migration costs	0.0%	0.1%
Long-term incentive compensation expenses	3.9%	5.6%
Fair value adjustment of interest rate swaps	3.4%	(6.1)%
Other (income) expense, net	2.0%	(1.7)%
Tax impact of adjustments	(2.6)%	(2.4)%
Adjusted net income (loss) margin %	2.0%	(0.3)%
Interest expense, net	11.1%	12.1%
Expense (benefit from) income taxes, excluding tax impacts above	2.0%	1.1%
Depreciation	0.4%	0.6%
Amortization of capitalized internally developed software (1)	2.3%	1.3%
Adjusted EBITDA margin %	17.8%	14.8%

(1)	All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of Adjusted EBITDA.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, except percentages, unaudited)

	Three Months Ended April 30,
	2025	2024
Talent Development Solutions
Revenue	$99,148	$98,075
Business unit cost of revenues	16,272	16,185
Business unit content and software development expenses	12,098	13,463
Business unit product research and management expenses	2,299	1,969
Business unit contribution profit	$68,479	$66,458

Business unit contribution margin	69.1%	67.8%

Global Knowledge
Revenue	$25,053	$29,718
Business unit cost of revenues	15,706	18,003
Business unit content and software development expenses	744	562
Business unit contribution profit	$8,603	$11,153

Business unit contribution margin	34.3%	37.5%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended April 30,
	2025	2024
Operating expenses:
GAAP costs of revenues	$32,247	$34,471
Depreciation	(68)	(117)
Long-term incentive compensation expenses	(201)	(166)
Adjusted costs of revenues	31,978	34,188

GAAP content and software development expenses	14,102	15,506
Depreciation	(82)	(74)
Long-term incentive compensation expenses	(1,178)	(1,290)
System migration costs	—	(117)
Adjusted content and software development expenses	12,842	14,025

GAAP selling and marketing expenses	39,609	42,292
Depreciation	(138)	(208)
Long-term incentive compensation expenses	(1,041)	(1,256)
Transformation costs	—	(177)
Adjusted selling and marketing expenses	38,430	40,651

GAAP general and administrative expenses	22,952	25,309
Depreciation	(158)	(362)
Long-term incentive compensation expenses	(2,370)	(4,436)
Transformation costs	(1,604)	(480)
Adjusted general and administrative expenses	18,820	20,031

Total GAAP operating expenses	108,910	117,578
Depreciation	(446)	(761)
Long-term incentive compensation expenses	(4,790)	(7,148)
System migration costs	—	(117)
Transformation costs	(1,604)	(657)
Adjusted total operating expenses	$102,070	$108,895

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended April 30,
	2025	2024
Talent Development Solutions
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$16,518	$16,425
Depreciation	(66)	(94)
Long-term incentive compensation expenses	(180)	(146)
Business unit costs of revenues	16,272	16,185

GAAP content and software development expenses	13,324	14,941
Depreciation	(81)	(71)
Long-term incentive compensation expenses	(1,145)	(1,290)
System migration costs	—	(117)
Business unit content and software development	12,098	13,463

GAAP cost of revenues and content and software development expenses	29,842	31,366
Depreciation	(147)	(165)
Long-term incentive compensation expenses	(1,325)	(1,436)
System migration costs	—	(117)
Business unit total cost of revenues and content and software development expenses	$28,370	$29,648

Global Knowledge
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$15,729	$18,046
Depreciation	(2)	(23)
Long-term incentive compensation expenses	(21)	(20)
Business unit costs of revenues	15,706	18,003

GAAP content and software development expenses	778	565
Depreciation	(1)	(3)
Long-term incentive compensation expenses	(33)	—
Business unit content and software development expenses	744	562

GAAP cost of revenues and content and software development expenses	16,507	18,611
Depreciation	(3)	(26)
Long-term incentive compensation expenses	(54)	(20)
Business unit total cost of revenues and content and software development expenses	$16,450	$18,565

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands, unaudited)

	Three Months Ended April 30,
	2025	2024
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$31,298	$14,937
Purchase of property and equipment, net	(515)	(153)
Internally developed software - capitalized costs	(4,619)	(4,364)
Free cash flow	26,164	10,420
Cash impact for adjusted EBITDA excluded charges	4,980	3,082
Adjusted free cash flow (levered)	$31,144	$13,502